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                                                                  Exhibit (d)(5)


                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 3
                                       TO
                          INVESTMENT ADVISORY AGREEMENT


        WHEREAS, Excelsior Funds Trust (the "Company"), U.S. Trust Company, N.A. (formerly U.S. Trust Company) ("UST") and United States Trust Company of New York ("USTNY") desire to amend the Investment Advisory Agreement dated as of May 31, 2000, and amended as of September 30, 2003 (the "Agreement") by and among them to include the Equity Core Fund as an investment portfolio for which UST and USTNY render investment advisory and other services; and

        WHEREAS, UST and USTNY are willing to render such services to the Company with respect to the Equity Core Fund;

        WHEREAS, the Investment Advisory Agreement, as expressly amended hereby, shall continue in full force and effect.

        The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

        The following sentence should be added directly after the first sentence of Section 10(a) of the Agreement:

        This agreement, as it relates to the Equity Core Fund, shall be effective as of the date hereof and, unless terminated sooner as provided herein, shall continue until November 14, 2005.

        Exhibit A to the Agreement is hereby amended and restated as follows:

                   EXHIBIT A TO INVESTMENT ADVISORY AGREEMENT
                           SCHEDULE OF SERIES AND FEES
                       UNDER INVESTMENT ADVISORY AGREEMENT

                                                      Annual Fee (as
                                                     percentage of the
                                                     average daily net
          Series Names                             assets of the Series)
---------------------------------                 -----------------------
Equity Fund                                                0.65%
Income Fund                                                0.65%
Total Return Bond Fund                                     0.65%
Mid Cap Value Fund                                         0.65%
Optimum Growth Fund                                        0.65%




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High Yield Fund                                            0.80%
Enhanced Tax Managed International Fund                    0.65%
Equity Income Fund                                         0.75%
Equity Core Fund                                           0.75%







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        IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of March 15, 2004.

                                     EXCELSIOR FUNDS TRUST



                                     Name:/s/ Agnes Mullady
                                          -------------------------------

                                     Title: CFO
                                           ------------------------------



                                     UNITED STATES TRUST COMPANY OF
                                       NEW YORK



                                     Name:/s/ Mary Martinez
                                          -------------------------------

                                     Title: /s/ Mary Martinez, Managing Director
                                           ------------------------------



                                     U.S. TRUST COMPANY, N.A.



                                     Name:/s/ Neil M. McDonnell
                                          -------------------------------

                                     Title: SVP & CFO
                                           ------------------------------